UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 2, 2005

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Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, California 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On March 2, 2005, Tegal Corporation (the "Company") announced the resignation of the Company's President, Chief Executive Officer and Chairman of the Board of Directors, Michael L. Parodi. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

        On March 2, 2005, the Company's Board of Director's appointed Thomas R. Mika, currently the Executive Vice President and Chief Financial Officer of the Company, as interim Chief Executive Officer and President, pending a search for a new Chief Executive Officer. The information required by Item 401(b), (d), and (e) and Item 404(a) of Regulation S-K with respect to Mr. Mika is incorporated by reference from our revised Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 29, 2004.

        Christine Hergenrother, CPA, 39, was appointed as interim Chief Financial Officer, Secretary and Treasurer by the Company’s Board of Directors on March 2, 2005. At the time of this appointment, Ms. Hergenrother was the Director of Corporate Development for the Company, a position she assumed in June 2004, with principal responsibility for Sarbanes-Oxley and general SEC compliance matters. Between September 2002 and March 2004, Ms. Hergenrother was the Corporate Controller of Amarin Pharmaceuticals, Inc. From February 1997 until September 2002, Ms. Hergenrother held increasingly responsible positions within the Company’s finance department. Prior to the Company, she was a senior accountant at Mindscape Inc. and a staff auditor at the firm of Pisenti & Brinker, LLP. Ms. Hergenrother holds a Bachelor of Science degree in Business Management from Illinois State University. Ms. Hergenrother is a member of the American Institute of Certified Public Accountants and the California Society of CPA’s.

Item 9.01. Financial Statements and Exhibits

        (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 2, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2005	TEGAL CORPORATION
By: /s/ Thomas R. Mika Name: Thomas R. Mika Title: Chief Executive Officer